Exhibit 10.4

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made and entered into and is effective as of July 12, 2006, by and between Environmental Power Corporation, a Delaware corporation (the “Corporation”), and Richard E. Kessel, an individual (“Indemnitee”).

Recitals

A. Indemnitee is expected to perform a valuable service to the Corporation in his capacity as an officer and/or a director of the Corporation.

B. The Amended and Restated Bylaws (the “Bylaws”) of the Corporation provide for the indemnification of the officers and directors of the Corporation as authorized by the Delaware General Corporation Law, as amended (the “DGCL”).

C. The Bylaws and the DGCL, by their non-exclusive nature, permit contracts between the Corporation and its directors, officers, employees and other agents with respect to indemnification of such persons.

D. In accordance with the authorization provided by the Bylaws and the DGCL, the Corporation is entitled to purchase a policy or policies of directors’ and officers’ liability insurance covering certain liabilities which may be incurred by its directors and officers in the performance of their duties to the Corporation.

E. As a result of developments affecting the terms, scope and availability of such insurance, there exists general uncertainty as to the extent of protection afforded such persons by such Insurance and by statutory and bylaw indemnification provisions.

F. In order to induce Indemnitee to continue to serve as a director and/or an officer of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Indemnitee.

Agreement

1. Indemnification of Indemnitee. The Corporation shall hold harmless, indemnify and advance expenses to Indemnitee as provided in this Agreement and to the fullest extent authorized, permitted or required by the provisions of the Bylaws and the DGCL, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than were permitted by the Bylaws or the DGCL prior to adoption of such amendment); provided, however, that Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; provided further, that the Corporation shall not indemnify Indemnitee in connection with any proceeding (or part thereof) initiated by Indemnitee, or any proceeding by Indemnitee against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL, or (ii) the proceeding is initiated with respect to a proceeding to enforce rights to indemnification pursuant to Section 8 hereof. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other sections of this Agreement.

2. Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 3 hereof, the Corporation hereby further agrees to hold harmless and indemnify Indemnitee against all liabilities, losses, expenses (including attorney’s fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement actually and reasonably incurred or suffered by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he is a party or a witness, by reason of the fact that Indemnitee is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent.

3. Limitations on Additional Indemnity. No indemnity pursuant to Section 2 hereof shall be paid by the Corporation:

(a) On account of any claim against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

(b) On account of Indemnitee’s conduct that was knowingly fraudulent or deliberately dishonest, or that constituted willful misconduct;

(c) Unless Indemnitee (i) acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation and, (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful

(d) For which payment has actually been made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

(e) The payment of which by the Corporation under this Agreement is not permitted by applicable law; or

(f) If indemnification is not lawful (and, in this respect, both the Corporation and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication) or is prohibited by any applicable state securities laws with respect to any violation of applicable federal or state securities laws.

4. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee is a director, officer, employee or other agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrative, administrative or investigative, by reason of the fact that Indemnitee was (i) a director of the Corporation or (ii) serving in any other capacity referred to herein, and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.

5. Partial Indemnification. Indemnitee shall be entitled under this Agreement to indemnification by the Corporation for the expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Indemnitee becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 2 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

6. Notification and Defense of Claim. As a condition precedent to Indemnitee’s right to be indemnified, Indemnitee must notify the Corporation in writing as soon as practicable of any proceeding for which indemnity will or could be sought. With respect to any proceeding of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such proceeding, other than as provided below in this Section 6. Indemnitee shall have the right to employ his or her own counsel in connection with such proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such Proceeding or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such proceeding, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Agreement. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any proceeding effected without its written consent. The Corporation shall not settle any proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay their consent to any proposed settlement.

7. Expenses. Subject to the provisions of Section 9 of this Agreement, in the event that the Corporation does not assume the defense of the proceeding pursuant to the provisions of Section 6, the Corporation shall pay the expenses incurred by Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, with respect to Indemnitee’s involvement with the subject matter of the proceeding in question, Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; and provided further, that the payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by Indemnitee to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified under this Agreement or otherwise.

8. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to the terms of this Agreement, Indemnitee shall submit to the Corporation a written request. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 30 days after receipt by the Corporation of the written request of Indemnitee, unless the Corporation determines within such 30-day period that Indemnitee did not meet the applicable standard of conduct. Such determination, and any determination that advanced expenses must be repaid to the Corporation, shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the proceeding (“disinterested directors”), whether or not a quorum, (b) by a committee of disinterested directors designated by a majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

9. Enforcement. Any right to indemnification or advances granted by this Agreement to Indemnitee shall be enforceable by or on behalf of Indemnitee only in the Chancery Court of the State of Delaware if (a) the claim for indemnification or advances is denied, in whole or in part, or (b) no disposition of such claim is made within sixty (60) days of request therefor. Indemnitee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under Section 2 hereof (other than an action brought to enforce a claim for advancement of expenses pursuant to Section 7 hereof, provided that the required undertaking has been tendered to the Corporation) that Indemnitee is not entitled to indemnification because of the limitations set forth in Section 3 hereof, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or its shareholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its shareholders) that such indemnification is improper, shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.

10. Non-Exclusivity of Rights. The rights conferred on Indemnitee by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of the Certificate, the Bylaws, agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

11. Survival of Rights.

(a) The rights conferred on Indemnitee by this Agreement shall continue for a period of six (6) years after Indemnitee has ceased to be a director, officer, employee or other agent of the Corporation or to serve at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.

(b) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

12. No Special Rights. Nothing herein shall confer upon Indemnitee any right to continue to serve as an officer or director of the Corporation for any period of time or at any particular rate of compensation.

13. Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Indemnitee to the fullest extent provided by the Bylaws, the DGCL or any other applicable law.

14. Consent to Jurisdiction. The Corporation and Indemnitee each hereby irrevocably consent to the jurisdiction of the Court of the State of Delaware for all purposes in connection with any action or proceeding, which arises out of or relates to this Agreement, and agree that any action instituted under this Agreement shall be brought only in the Chancery Courts of the State of Delaware.

15. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

16. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

17. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement. This Agreement may be executed by facsimile signatures.

18. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

19. Modification and Waiver. This Agreement may be amended from time to time to reflect changes in Delaware law or for other reasons. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall any such waiver constitute a continuing waiver.

20. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) upon delivery if delivered by hand to the party to whom such notice or other communication shall have been directed, or (b) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

If to Indemnitee, to:

the address on file with the Corporation

If to the Corporation, to:

Environmental Power Corporation

One Cate Street, 4th Floor

Portsmouth, NH 03801

or to such other address(es) as may have been furnished to/by Indemnitee to/by the Corporation.

21. Consent to Suit. In the case of any dispute under or in connection with this Agreement, each party hereto hereby irrevocably submits and consents to the exclusive jurisdiction and venue of the courts of the State of Delaware, and hereby waives any claim that such party may have at any time as to forum non conveniens with respect to such venue. Any judgment entered against either of the parties in any proceeding hereunder may be entered and enforced by any court of competent jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Indemnification Agreement as of the day and year first above written.

CORPORATION:

ENVIRONMENTAL POWER CORPORATION a Delaware corporation

By:	/s/ Joseph E. Cresci
Joseph E. Cresci
Chairman

INDEMNITEE:

/s/ Richard E. Kessel
Richard E. Kessel